UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2008

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Woodley Avenue, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On May 1, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Superior Industries International, Inc. (the “Company”) approved the Executive Incentive Bonus Program for fiscal year 2008 (the “2008 Executive Bonus Program”).  The 2008 Executive Bonus Program covers all of the Company’s personnel at manager-level and above, except for the Company’s chief executive officer, Mr. Steven Borick, who participates in the Executive Annual Incentive Plan (the “CEO Bonus Plan”).

This Current Report on Form 8-K is being filed to report the adoption of the 2008 Executive Bonus Program in May 2008 pursuant to Item 5.02(e) of Form 8-K.  A description of the principal terms and conditions of the plan is provided below.  Additional information on the awards made under the 2008 Executive Bonus Program will be contained in the Company’s Definitive Proxy Statement on Schedule 14A for the 2009 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission.

2008 Executive Bonus Program

Pursuant to the terms of the 2008 Executive Bonus Program, covered employees are eligible to receive a target incentive of thirty percent of his or her annual base salary if the Company’s Pre-Tax Net Income (as defined in the CEO Bonus Plan) is equal to or exceeds 100% of the annual Pre-Tax Net Income target as approved by the Compensation Committee.  Of this target incentive, seventy percent is paid based on reaching the approved Pre-Tax Net Income target and the remaining thirty percent is awarded based on the individual’s completion of their goals for the year.  For example, if the Company achieves 100% of its Pre-Tax Net Income target and a participant achieves 80% of his or her individual goals, then the participant would be entitled to an earned bonus equal to 28.2% of his or her annual base salary.

If the Pre-Tax Net Income target is not met, the award is reduced such that no bonus is awarded if the Pre-Tax Net Income is less than 66% of the annual Pre-Tax Net Income target.  At a Pre-Tax Net Income equal to 66% of the Pre-Tax Net Income target, the covered employee is eligible to receive a target incentive of up to 15% of his or her annual base salary.  A pro rata interpolated rate will be awarded between 66% and 100% of the annual Pre-Tax Net Income target.  If Pre-Tax Net Income is greater than the annual Pre-Tax Net Income target, the covered employees are eligible for a discretionary award.  The determination as to the discretionary portion of any earned bonus is entirely subjective and discretionary based on an evaluation of his or her performance as memorialized in the Company’s annual Performance Appraisal and Development Guide, as well as the person’s contribution for the year.  The Compensation Committee approves the establishment of the discretionary bonus pool and the amount.  Individual bonus awards are based on recommendations of the chief executive officer and a final amount is approved by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)
Date: April 3, 2009
/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and Corporate Secretary